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                                                                    Exhibit 99.2

                                 OFFER TO EXCHANGE

                AMERICAN DEPOSITARY RECEIPTS ("ADRS") EVIDENCING
           AMERICAN DEPOSITARY SHARES ("ADSS") (CUSIP #000375 20 4),
         FOUR (4) ADSS REPRESENTING ONE (1) REGISTERED SHARE ("SHARES")

                                       OF

                                    ABB LTD

                                      FOR

ALL OF THE OUTSTANDING RULE 144A AMERICAN DEPOSITARY SHARES (CUSIP #000375 105)
       ("RULE 144A ADSS"), EACH RULE 144A ADS REPRESENTING ONE (1) SHARE

                                       OF

                                    ABB LTD

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    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT     P.M., NEW YORK
   CITY TIME, ON     DAY,          , 2001, UNLESS THE EXCHANGE OFFER IS
   EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

    Enclosed for your consideration is the Exchange Offer Prospectus, dated
           , 2001 (the "Exchange Offer Prospectus") relating to the exchange offer (the "Exchange Offer") by ABB LTD, a corporation organized under the laws of Switzerland (the "Company"), to exchange four (4) American Depositary Shares (CUSIP #000375 20 4) (the "ADSs"), four (4) ADSs representing one
(1) registered share, par value CHF 10 per share (the "Shares"), for each outstanding Rule 144A American Depositary Share (CUSIP # 000375 10 5) (the
"Rule 144A ADSs"), each Rule 144A ADS representing one (1) Share, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus.

    WE HOLD RULE 144A ADSS FOR YOUR ACCOUNT. A TENDER OF SUCH RULE 144A ADSS CAN BE MADE ONLY BY US PURSUANT TO YOUR INSTRUCTIONS. ACCORDINGLY, WE REQUEST INSTRUCTION AS TO WHETHER YOU WISH US TO TENDER ON YOUR BEHALF ANY OR ALL
RULE 144A ADSS HELD FOR YOUR ACCOUNT PURSUANT TO THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER SET FORTH IN THE EXCHANGE OFFER PROSPECTUS. A FORM OF INSTRUCTIONS IS ENCLOSED.

    Please note the following:

    1.  The Exchange Offer and withdrawal rights will expire in the United
       States at      .M. New York City time on     day,            , 2001 (the
       "Expiration Date"), unless the Exchange Offer is extended. If you wish to tender your Rule 144A ADSs in the Exchange Offer, please instruct us sufficiently in advance of the Expiration Date.
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    2.  The Exchange Offer is being made for all issued and outstanding
       Rule 144A ADSs. For every one (1) Rule 144A ADS validly tendered in the Exchange Offer, you will receive four (4) ADSs. You will not be permitted to tender your Rule 144A ADSs in exchange for Shares. See "The Exchange Offer - How to Tender Restricted ADSs" in the Exchange Offer Prospectus.

        PLEASE NOTE THAT THE ENCLOSED FORM OF INSTRUCTIONS SHOULD BE USED ONLY TO INSTRUCT US TO TENDER YOUR RULE 144A ADSS IN THE EXCHANGE OFFER.

    3. The Exchange Offer is subject to the conditions set forth in the Exchange Offer Prospectus. See "The Exchange Offer -- Conditions" in the Exchange Offer Prospectus.

    4. Notwithstanding any other provision of the Exchange Offer, delivery of ADSs for Rule 144A ADSs accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of timely confirmation of a book-entry transfer of such Rule 144A ADSs into the account of the Exchange Agent at The Depository Trust Company, along with an Agent's Message (upon the terms described in the Exchange Offer Prospectus) pursuant to the procedures set forth in "The Exchange Offer -- How to Tender" of the Exchange Offer Prospectus.

    5. Upon completion of the Exchange Offer, the Company intends to terminate the Rule 144A ADS deposit agreement in accordance with its terms. Accordingly, if you hold Rule 144A ADSs at the completion of the Exchange Offer, the trading markets for the Rule 144A ADSs may be reduced substantially. See "Exchange Offer Summary -- Important Notice to Holders and beneficial Owners of Restricted ADSs" in the Exchange Offer Prospectus.

    6. In addition, the Company has informed us that, at its annual general meeting held on March 20, 2001, the Company's shareholders approved a four-for-one share split which would reduce the nominal value of its Shares from CHF 10 to CHF 2.50 each. The share split will become effective shortly after the effectiveness of a change to the Swiss Code of Obligations allowing such a share split. The Company expects that the change in law will occur on May 1, 2001 and that the share split will become effective on May 7, 2001. If the share split is implemented, each new ADS will represent 1 Share and each Rule 144A ADS will represent 4 Shares. The exchange ratio of four (4) new ADSs for each Rule 144A ADS will remain unchanged.

    If you wish to have us tender any or all of the Rule 144A ADSs held by us for your account please so instruct us by completing, executing, detaching and returning to us the form of Instructions set forth herein. If you authorize the tender of your Rule 144A ADSs, all such Rule 144A ADSs held in your account will be tendered unless otherwise specified below. An envelope to return your instructions to us in enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF TO THE EXCHANGE AGENT
PRIOR TO      .M., NEW YORK CITY, ON     DAY,            , 2001.
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                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE

                     AMERICAN DEPOSITARY RECEIPTS ("ADRS")
     EVIDENCING AMERICAN DEPOSITARY SHARES ("ADSS") (CUSIP # 000375 20 4),
         FOUR (4) ADSS REPRESENTING ONE (1) REGISTERED SHARE ("SHARES")

                                       OF

                                    ABB LTD

                                      FOR

 ALL OF THE OUTSTANDING RULE 144A AMERICAN DEPOSITARY SHARES (CUSIP # 000375 10
                                       5)
       ("RULE 144A ADSS"), EACH RULE 144A ADS REPRESENTING ONE (1) SHARE

                                       OF

                                    ABB LTD

    The undersigned acknowledge(s) receipt of (a) your letter and (b) the
Exchange Offer Prospectus, dated            , 2001, in connection with the offer
by ABB LTD, a corporation organized under the laws of Switzerland (the "Company"), to exchange four (4) ADSs, four (4) ADSs representing one
(1) registered share, par value CHF 10 per share (the "Shares"), of the Company, for every outstanding Rule 144A American Depositary Share (CUSIP # 000375 10 5) (the "Rule 144A ADSs"), each Rule 144A ADS representing one (1) Share, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus.

    The undersigned hereby instructs you to tender to the Company (through Citibank, N.A., as Exchange Agent) the number of Rule 144A ADSs indicated below (or if no number is indicated below, all Rule 144A ADSs held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus.
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 NUMBER OF RULE 144A ADSS TO BE TENDERED*:

 ______________________________________________________________________________

 DATE: ________________________________________________________________________

                                   SIGN HERE

 SIGNATURE(S): ________________________________________________________________

 PRINT NAME(S): _______________________________________________________________

 PRINT ADDRESS(ES): ___________________________________________________________

 AREA CODE AND TELEPHONE NUMBER: ______________________________________________

 TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S): ________________________
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 *   UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL OF YOUR RULE 144A
     ADSS HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED.